UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 24, 2012, Piedmont Office Realty Trust, Inc. (the "Registrant") held its annual meeting of stockholders in Alpharetta, Georgia. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2013:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
W. Wayne Woody	86,786,464	982,666	48,668,666
Michael R. Buchanan	86,552,517	1,216,613	48,668,666
Wesley E. Cantrell	85,952,404	1,816,726	48,668,666
William H. Keogler, Jr.	86,406,400	1,362,730	48,668,666
Donald S. Moss	86,091,524	1,677,606	48,668,666
Frank C. McDowell	86,281,056	1,488,074	48,668,666
Donald A. Miller, CFA	86,822,363	946,767	48,668,666
Raymond G. Milnes, Jr.	86,486,502	922,628	48,668,666
Jeffery L. Swope	86,278,407	1,490,723	48,668,666

The Registrant’s stockholders voted to ratify the appointment of Ernst and Young, LLP, as independent registered public accountants for 2012, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
135,125,288	630,435	682,073

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
83,444,317	3,256,558	1,068,256	48,668,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: May 30, 2012	By:	/s/ Laura P. Moon
Laura P. Moon
Chief Accounting Officer and Senior Vice President